Exhibit 10.1

                        SETTLEMENT AND RELEASE AGREEMENT
                        --------------------------------

     This Settlement and Release Agreement (`Agreement") is made and entered into by and between Pamela J. Romano ("Employee"), and Zale Corporation ("Zale") hereinafter collectively referred to as the "Parties."

                                    RECITALS
                                    --------

     WHEREAS, Employee has been employed by Zale as Group Senior Vice President and President - Zales Division;

     WHEREAS, Employee and Zale executed an Employment Agreement on February 28, 2003 which covered the terms and conditions of Employee's employment with Zale ("Employment Agreement");

     WHEREAS, a genuine dispute arose between the parties concerning Romano's employment with Zale, her termination therefrom and other issues raised in the letter from Romano's attorney, Hal K. Gillespie ("Gillespie") dated January 12, 2005; and

     WHEREAS, the Parties desire to settle fully and finally, in the manner set forth herein, all differences between them which have arisen, or which may arise, prior to, or at the time of, the execution of this Agreement, including, but in no way limited to, any and all claims and controversies arising out of the employment relationship between Employee and Zale, including, but not limited to, the Employment Agreement, and the cessation of Employee's employment with Zale, effective January 5, 2005 (the "Separation Date"), and specifically including any allegation of wrongdoing under Sarbanes-Oxley.

     NOW, THEREFORE, in consideration of the Recitals and the mutual promises, covenants, and agreements set forth herein, the Parties covenant and agree as follows:

     1. Release by Romano: Employee, for herself and on behalf of her attorneys, heirs, assigns, successors, executors, and administrators, hereby GENERALLY RELEASES, ACQUITS, AND DISCHARGES Zale, its current and former parent, subsidiary, affiliated, and related corporations, firms, associations, partnerships, and entities, their successors and assigns, and the current and former owners, shareholders, directors, officers, employees, agents, attorneys, representatives, and insurers of said corporations, firms, associations, partnerships, and entities, and their guardians, successors, assigns, heirs, executors, and administrators (hereinafter collectively referred to as the "Releasees") from any and all claims, complaints, grievances, liabilities, obligations, promises, agreements, damages, causes of action, rights, debts, demands, controversies, costs, losses, and expenses (including attorneys' fees and expenses) whatsoever, under any municipal, local, state, or federal law, common or statutory, -- including, but in no way limited to, claims arising under the Employment Agreement between the Parties, the Sarbanes-Oxley Act, the Age Discrimination in Employment Act of 1967, 29 U.S.C. ss.621, et seq., as amended, Title VII of the Civil Rights Act of 1964, 42 U.S.C. ss. 2000e, et seq., as amended (including the Civil Rights Act of 1991), the Americans with

Disabilities Act of 1990, 42 U.S.C. ss.12101, et seq., as amended, the Employee Retirement Income Security Act of 1974 (ERISA), 29 U.S.C. ss.1001 et seq., as amended, the Family and Medical Leave Act ("FMLA"), 29 U.S.C. ss.2601 et seq., as amended, the Labor Management Relations Act, 29 U.S.C. ss.141 et seq., as amended, the Occupational Safety and Health Act ("OSHA'), 29 U.S.C. ss.651 et seq., as amended, the Racketeer Influenced and Corrupt Organizations Act (RICO), 18 U.S.C. ss.1961 et seq., as amended, the Texas Commission on Human Rights Act ("TCHRA"), Texas Labor Code ss.ss.21.001 et seq., as amended, the Texas Pay Day Law, Texas Labor Code ss.ss.61.001 et seq., as amended, and/or the Texas Worker's Compensation Discrimination Law, Texas Labor Code ss.ss.451.001 et seq., as amended for any actions or omissions whatsoever, whether known or unknown and whether connected with the employment relationship between Employee and Zale, the Employment Agreement, and/or the cessation of Employee's employment with Zale, or not, which existed or may have existed prior to, or contemporaneously with, the execution of this Agreement. Employee represents that no complaints or claims have been filed by Employee or on her behalf against Zale with any governmental agency and that there have been no communications with the Department of Labor by Employee or on her behalf regarding Zale. Employee further represents that should any such complaint or claim be filed on her behalf with any governmental agency, including the Department of Labor or the SEC, she will actively take steps to seek the dismissal of such complaint.

     2. Release by Zale: Zale, for itself and on behalf of all related entities, corporations, firms, associations, partnerships, their successors and assigns, and the current and former owners, shareholders, directors, officers, employees, agents, attorneys, representatives and insurers of said corporations, firms, associations, partnerships, and entities and their guardians, successors, heirs, assigns, executors and administrators, hereby GENERALLY RELEASE, ACQUIT, AND DISCHARGE Romano, her heirs, assigns, successors, executors, administrators, representatives and attorneys from any and all claims, complaints, grievances, liabilities, obligations, promises, agreements, damages, causes of action, rights, debts, demands, controversies, costs, losses, and expenses (including attorneys' fees and expenses) whatsoever, under any municipal, local, state, or federal law, common or statutory -- including, but in no way limited to, claims arising under the Employment Agreement between the Parties, the Age Discrimination in Employment Act of 1967, 29 U.S.C. ss. 621, et seq., as amended, Title VII of the Civil Rights Act of 1964, 42 U.S.C. ss. 2000e, et seq., as amended (including the Civil Rights Act of 1991), the Americans with Disabilities Act of 1990, 42 U.S.C. ss.12101, et seq., as amended, the Employee Retirement Income Security Act of 1974 (ERISA), 29 U.S.C. ss.1001 et seq., as amended, the Family and Medical Leave Act ("FMLA"), 29 U.S.C. ss.~ 2601 et seq., as amended, the Labor Management Relations Act, 29 U.S.C. ss.141 et seq., as amended, the Occupational Safety and Health Act ("OSHA'), 29 U.S.C. ss.651 et seq., as amended, the Racketeer Influenced and Corrupt Organizations Act (RICO), 18 U.S.C. ss.1961 et seq., as amended, the Texas Commission on Human Rights Act ("TCHRA"), Texas Labor Code ss.ss.21.001 et seq., as amended, the Texas Pay Day Law, Texas Labor Code ss.ss.61.001 et seq., as amended, and/or the Texas Worker's Compensation Discrimination Law, Texas Labor Code ss.ss.451.001 et seq., as amended for any actions or omissions whatsoever, whether known or unknown and whether connected with the employment relationship between Employee and Zale. the Employment Agreement, and/or the cessation of Employee's employment with Zale, or not, which existed or may have existed prior to, or contemporaneously with, the execution of this Agreement.

     3. The parties acknowledge and agree that they will keep the terms, amount, and fact of this Agreement STRICTLY AND COMPLETELY CONFIDENTIAL, and that they will not communicate or otherwise disclose to any employee of Zale (past, present, or future), or to any member of the general public, the terms, amounts, copies, or fact of this Agreement, except as may be required by law or compulsory process, including but not limited to disclosures required pursuant to various reporting obligations of Zale; provided, however, disclosure of this Agreement and its terms and conditions by either party to his or its advisor(s), spouse, or attorneys, each of whom or which agree to maintain confidentiality, shall not be a breach of this Agreement, nor will internal communications at Zale be a breach of this Agreement to the extent same are necessary to effect Zale's obligations hereunder. Romano may indicate to prospective employers that she left Zale to seek a position of greater responsibility or opportunity.

     4. The parties agree that they shall not in any way disparage one another, including, where applicable, a party's current and former officers, directors and employees, or to make to, or solicit of any third party any comments, statements and the like that are derogatory or detrimental to the good name and/or business reputation of either of the parties.

     5. Employee waives and releases forever any right and/or rights she might have to seek or obtain employment, re-employment, and/or reinstatement with Zale or the other Releasees, and agrees not to seek re-employment with any of same.

     6. Employee agrees that in addition to the termination of her employment from Zale, her termination from any other positions she holds as a director, officer, and/or employee with Zale and/or any of the Releasees shall be effective with the execution of this Agreement.

     7. Employee and Zale specifically agree that following the execution of this Agreement, neither party shall be bound by any of the terms of the Employment Agreement executed by the Parties on February 28, 2003.

     8. Subject to the terms of paragraph 17 herein, the Parties agree as follows:

     (a) As consideration for this Agreement, Zale shall pay to Romano and her attorneys, Gillespie, Rozen, Watsky, Motley & Jones, P.C. the sum of $800,000. Zale shall pay this amount as follows within eight (8) days after execution of this Agreement by Romano as follows:

          1. Zale shall make a payment to Romano by transmitting a check payable to "Pamela J. Romano" to Hal K. Gillespie (hereinafter "Gillespie"), her attorney, in the amount of $734,667.00. This payment will be made less standard deductions and as payment to Romano for disputed employment claims;

          2. Zale shall make a payment to Gillespie, Rozen, Watsky, Motley & Jones, P.C., by transmitting a check payable to "Gillespie, Rozen, Watsky, Motley & Jones, P.C.", to Gillespie in the amount of $65,333.00 for which a Form 1099 for Tax I.D. No. 75-2326266 will be issued.

     (b) For one year following the Termination Date, Zale will continue to provide Employee her medical insurance benefits, disability insurance benefits, provided, however that the foregoing benefits in this subparagraph (b) shall terminate ninety (90) days after Romano begins new employment with comparable benefits, or upon her first day of eligibility for comparable benefits with a new employer, whichever occurs first.

     (c) Zale will pay to Romano the value of any remaining unused vacation time and the vested portion of her Supplemental Executive Retirement Plan ("SERP") benefit under the Employment Agreement less deductions required by law through the Separation Date. Employee acknowledges that she has returned to Zale or will return to Zale within ten (10) days of her execution of this Agreement her employee identification badge, keys, Company-owned equipment, including without limitation, her personal computer, and any files, documents, records, binders, and other information of any kind or nature whatsoever (and all copies thereof) relating to Zale or the Releasees except Employee's personal payroll or benefits information.

     (d) Romano agrees to reconcile her outstanding expenses and advances with Zale within ten (10) days of her execution of this Agreement, and to pay Zale any outstanding balance owed after all agreed offsets are taken; provided however, that Romano authorizes Zale to make any deductions from her compensation, including her Severance Pay, that are necessary to comply with state or federal laws on withholdings, to compensate Zale for property damaged or property not returned by the Employee, and/or to recover advances, if any, paid to Romano.

     (e) Zale agrees that Romano can continue to use the company car currently in her possession through July 31, 2006, at which time she will return the car to Zale headquarters in Irving, Texas at her sole cost and expense.

     (f) Zale agrees to pay Romano $5,000.00 as the one-year value of her Medical Expense Reimbursement Program (MERP).

     9. Romano acknowledges and agrees that for two (2) years after the Separation Date, she shall not, on her own behalf or on behalf of any other person, partnership, association, corporation, or other entity, solicit or in any manner attempt to influence or induce any employee of Zale or its subsidiaries or affiliates to leave the employment of Zale or its subsidiaries or affiliates. Employee further acknowledges and agrees that she will not at any time use or disclose to any person, partnership, association. corporation, or other entity any Trade Secrets or confidential information obtained while an employee of Zale, including without limitation the names, contact information, and addresses of Zale employees.

     10. Romano agrees to reasonably cooperate with Zale, specifically including any attorney retained by Zale, in connection with any pending or future litigation, arbitration, business, or investigatory matter. The Parties acknowledge and agree that such cooperation may include, but shall in no way be limited to, Romano's making herself reasonably available for interview by Zale, or any attorney retained by Zale, and providing to Zale any documents in her possession or under her control. Zale agrees to provide Romano with reasonable notice of the need for assistance when feasible. If the request for assistance occurs more than three (3) years after the date Romano executes this Agreement, Romano shall be reimbursed for the reasonable value of her time.

     11. Romano acknowledges that she has had access to and become familiar with trade secrets and proprietary and confidential information of Zale, its subsidiaries and affiliates, consisting of the identity, responsibility, and/or income of Zale employees other than herself, Zale costs of doing business, Zale computer programs, Zale proprietary compilations of information, Zale records, Zale proprietary sales procedures, Zale customer requirements, Zale pricing techniques, Zale customer lists, Zale proprietary methods of doing business, Zale current and ongoing marketing plans and information about past, present, pending, and/or planned Zale transactions, (collectively, referred to as "Trade Secrets") which are owned by Zale, its subsidiaries and/or affiliates and regularly used in the operation of its business, and as to which Zale, its subsidiaries and/or affiliates take precautions to prevent dissemination to persons other than certain directors, officers and employees. Employee acknowledges and agrees that the Trade Secrets (1) are secret and not known in the industry; (2) give the Company or its subsidiaries and/or affiliates an advantage over competitors who do not know or use the Trade Secrets; (3) are of such value and nature as to make it reasonable and necessary to protect and preserve the confidentiality and secrecy of the Trade Secrets; and (4) are valuable and special and unique assets of Zale or its subs diaries and/or affiliates, the disclosure of which could cause substantial injury and loss of profits and goodwill to Zale or its subsidiaries and/or affiliates.

(a) Employee may not use in any way or disclose any of the Trade Secrets, directly or indirectly, at any time in the future, unless the information becomes public knowledge other than as a result of an unauthorized disclosure by the Employee. All files, records, documents, information, data, and similar items relating to the business of Zale, whether prepared by Employee or otherwise coming into her possession, will remain the exclusive property of Zale, and in any event must be promptly delivered to Zale upon execution of this Agreement.

(b) Employee agrees that upon her receipt of any formal or informal request, requirement, subpoena, process, or other action seeking Employee's direct or indirect disclosure or production of any Trade Secrets to any entity, agency, tribunal, or person, in connection with a judicial, administrative or other proceeding, then Employee shall promptly and timely notify Zale, and promptly and timely provide a description and, if applicable, hand deliver a copy of such request, requirement, subpoena, process or other action to Zale. In all such instances, Employee irrevocably nominates and appoints Zale (including any attorney retained by Zale), as her true and lawful attorney-in-fact to act in Employee's name, place and stead to perform any act that Employee might perform to defend and protect against disclosure of any Trade Secret, but at no cost to Employee.

     12. By entering into this Agreement, the Parties do not admit, and do specifically deny, any violation of any contract, local, state, or federal law, common or statutory. This Agreement has been entered into in release and compromise of claims as stated herein and to avoid the expense and burden of dispute resolution.

     13. If any provision or term of this Agreement is held to be illegal, invalid, or unenforceable, such provision or term shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision or term there shall be added automatically as a part of this Agreement another provision or term as similar to the illegal, invalid, or unenforceable provision as may be possible and that is legal, valid, and enforceable.

     14. This Agreement constitutes the entire Agreement of the Parties, and supersedes all prior and contemporaneous negotiations and agreements, oral or written between the Parties. All other prior and contemporaneous negotiations and agreements are deemed incorporated and merged into this Agreement and are deemed to have been abandoned if not so incorporated. No representations, oral or written, are being relied upon by either party in executing this Agreement other than the express representations of this Agreement. This Agreement cannot be changed or terminated without the express written consent of the Parties.

     15. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to its conflicts of laws provisions, except where preempted by federal law.

     16. One or more waivers of a breach of any covenant, term, or provision of this Agreement by any party shall not be construed as a waiver of a subsequent breach of the same covenant, term, or provision, nor shall it be considered a waiver of any other then existing or subsequent breach of a different covenant, term, or provision.

     17. Employee may revoke this Agreement by hand-delivered notice to Zale, in writing, within seven (7) days of the date of Employee's execution of this Agreement (the "Revocation Period"). Employee acknowledges and agrees that she will not receive the benefits provided by this Agreement if she revokes this Agreement. Employee also acknowledges and agrees that if Zale has not received from her notice of her revocation of this Agreement prior to the expiration of the Revocation Period, Employee will have forever waived her right to revoke this Agreement and this Agreement shall thereafter be enforceable and have full force and effect.

     18. By executing this Agreement, Employee acknowledges that (a) she has had at least twenty-one (21) days to consider the terms of this Agreement and has considered its terms for that period of time or has knowingly and voluntarily waived her right to do so; (b) she has been advised by Zale to consult with an attorney regarding the terms of this Agreement; (c) she has consulted with, or has had sufficient opportunity to consult with, an attorney of her own choosing regarding the terms of this Agreement; (d) any and all questions regarding the terms of this Agreement have been asked and answered to her complete satisfaction; (e) she has read this Agreement and fully understands its terms and their import; (f) except as provided by this Agreement, she has no contractual right or claim to the benefits described herein; (g) the consideration provided for herein is good and valuable; and (h) she is entering into this Agreement voluntarily, of her own free will, and without any coercion, undue influence, threat, or intimidation of any kind or type whatsoever.

     19. Zale and Romano agree that the exclusive method of resolving any disputes relating to this Agreement or the parties' obligations hereunder shall be by mediation followed by binding arbitration. The parties further agree that the mediator shall be Chris Nolland. The parties further agree that disputes not resolved through mediation will be subject to binding arbitration to be held in Dallas, Texas before a single arbitrator to be agreed upon by the parties, each party to bear her or its own expenses and fees, including his or its share of the arbitrator's fee.





EXECUTED in Dallas, Texas this   23rd   day of    February   , 2005,
                               --------        --------------

Date:    February 23, 2005                      /s/ Pamela J. Romano
      -----------------------                  -------------------------
                                                    PAMELA J. ROMANO



      EXECUTED in Dallas, Texas this   23rd   day of    February   , 2005
                                     --------        --------------

                                          ZALE CORPORATION

Date:    February 23, 2005            By:       /s/ Gregory Humenesky
      -----------------------             --------------------------------------
                                     Its: Senior Vice President, Human Resources
                                          --------------------------------------